10.43

LEASE AGREEMENT

Lease Agreement made April 2, 2001, by and between KINGFISHER, LLC, a limited liability company organized and existing pursuant to the laws of the State of New York, with its principal place of business at 137 North Street, Pittsfield, Massachusetts 01201 ("Landlord"), Mechanical Technology Incorporated, with its principal place of business at 30 South Pearl Street, Albany, New York 12207 ("Tenant").

RECITALS

1. Landlord is the owner of certain buildings and other improvements located at 431 New Karner Road, Albany, New York (the "Building"), and situated on approximately 5.795 acres of land in the Town of Colonie, County of Albany, New York (the "Property"). See Exhibit B for site plan.

2. Landlord desires to rent a portion of the Building consisting of 15,098 Net Useable Square Feet of space located in the north section of Building "A" as shown on the ground floor of Building "A" to Tenant, and Tenant desires to lease the same, all upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I LEASING

Section 1.01. Landlord hereby leases to Tenant 15,098 Net Useable Square Feet of space located in the north section of Building "A", together with the non-exclusive right to the use of the Common Areas of the Building such as the entranceways, corridors and the like. The premises leased to Tenant are described on Exhibit "A" to this Lease Agreement and which is attached hereto and incorporated herein by this reference. Exhibit "A" shall be signed or initialed by both Landlord and Tenant, and any revisions thereto shall also be signed or initialed by both parties. The premises described above are hereafter referred to as the "Leased Property".

ARTICLE II LEASE TERM

Section 2.01. Lease Commencement Date. The "Commencement Date" for the lease term shall the be earlier of (i) thirty (30) days following the completion of Landlord's work and Tenant's improvement work described in Exhibit "C" annexed hereto subject to Section 5.08 or (ii) the date the Tenant opens for business, but in no event later than September 1, 2001. Following the completion of Landlord's work described in Exhibit "C", Tenant shall have access to the Leased Property, for the purpose of commencing the leasehold improvements as set forth in Exhibit "D" annexed hereto, and installation of Tenant's equipment and the performance of such other work as Tenant has undertaken in connection with the improvement and fit-up of the Leased Property as described in Exhibit "D" annexed hereto.

Section 2.02. Duration of Base Term. The initial lease term shall be for a term of 5 years.

ARTICLE III RENTALS

Section 3.01. Definitions. The term "Rent" or "Rents" shall mean all Base Rents (see subparagraph 3.02), and all items denominated as Additional Rent pursuant to various provisions of this Lease Agreement.

Section 3.02. Base Rents. During the initial five (5) year lease term, Tenant shall pay to Landlord the following Base Rents on the first day of each month: $147,205.56 per year in equal monthly installments of $12,267.13, calculated at the rate of $9.75 per one Gross Leaseable Square Foot, which is the Net Useable Square Feet plus 0%.

Base rent includes a tenant fit up allowance of $191,077.31. If this allowance is not exhausted prior to Tenant occupancy, any remaining balance may be used prior to December 31, 2001.

Landlord agrees, if tenant so desires to spend up to an additional $50,000 for tenant fit up. Base rent shall be adjusted upward based on a 5 year amortization at 10% interest (ie if landlord contributes full $50,000 the annual lease rate will increase by approximately $.82 per square foot).

Section 3.03. Place and Manner of Payment. All payments of Base Rent shall be made by Tenant to Landlord without notice or demand. All Rents shall be payable at Landlord's address as specified above, or at such other place as Landlord may from time to time designate in writing. All Rent shall be payable in current legal tender of the United States of America as the same is then, by law, constituted. The annual Base Rent shall be divided into twelve equal installments, and shall be paid on the first day of each and every month of the lease term (i.e., in advance). Rent for any partial month at the beginning or end of the lease term shall be prorated, on a daily basis. The extension of the time for payment of any installment of Rent, or the acceptance by Landlord of any payment other than of the kind or within the time herein specified, shall not be deemed a waiver of Landlord's right to insist upon having all other payments of Rent made in the manner and at the time herein specified. All Rents shall be paid to Landlord without any abatement, deduction or set-off of any kind or nature whatsoever, except as may be otherwise specifically provided in this Lease Agreement.

Tenant will have the right to self help if the landlord has not responded to a request for repairs within 72 hours. Tenant agrees to use providers set forth on list if provided by landlord. Amounts spent on self help may be offset against lease payments.

ARTICLE IV USE

Section 4.01. Use The Leased Property shall be used only for the purpose of general office space, together with ancillary uses including research and development and ancillary small-scale prototype assembly and for no other use or purpose whatsoever without the prior Consent of Landlord.

ARTICLE V DEVELOPMENT OF IMPROVEMENTS; USE

Section 5.01. Tenants Obligation to Construct Improvements. In strict accordance with plans, specifications and schedules of completion prepared by Tenant and approved in writing by Landlord (the "Plans"), Tenant shall construct wiring for telephone, data and security systems in connection with the provisions of Exhibit "D" entitled "Tenant's Work" (the "Improvements").

Section 5.02. Covenants and Requirements of Construction. In the construction of the Improvements (sometimes referred to as "the Work"), Tenant:

(a) shall at its own cost and expenses obtain all permits and approvals including, without limitation, those described in Section 25.02. Landlord shall cooperate in signing any documents necessary to obtain such permits;

(b) shall comply with all requirements of public authorities described in Article XI applicable to the Work. Landlord shall cooperate in signing any documents necessary to obtain such permits and approvals;

(c) shall perform the Work expeditiously, in strict compliance with the Plans, in a good and workmanlike manner and of first-class quality, and in accordance with all the provisions of this lease;

(d) shall pay all proper accounts for work done or materials furnished under all contracts which it has entered into relating to the Work;

Section 5.03. Completion of Construction. Tenant shall substantially complete the Improvements in strict accordance with the Plans and thereafter shall expeditiously fully complete the construction of the Improvements in accordance with all provisions of this Lease.

Section 5.04. Substantial Completion of Improvements. The improvements shall be deemed substantially complete upon Landlord's receipt of evidence, in the form of certificates of completion of licensed architects employed by Tenant that:

(a) the Improvements shall have been completed in all respects in a good and workmanlike manner and of first-class quality in strict accordance with the Plans, except for faults and defects which are minor and the correction of which is adequately assured;

(b) all building equipment and services, including heating and air conditioning systems and utilities have been completed, are operating properly and are available for use by Tenant;

(c) all building codes and other regulations and all requirements of public authorities described in Article XI have been complied with;

(d) all permits and permanent unconditional certificates of occupancy which are required have been obtained;

(e) all areas are ready for use, clean and all surplus building material and rubbish removed from the Leased Property.

Section 5.05. Approvals by Landlord. Landlord shall be entitled to review and approve or reject Tenant's Plans, unless Landlord shall waive this right in writing. If Landlord fails to reject or approve Plans within ten (10) business days of receipt thereof by Landlord, the Plans shall be deemed approved. If Landlord rejects Plans, it must do so within ten (10) business days stating specifically the reason for rejection and, within ten (10) business days of receipt, approve or reject a new submission to satisfy the rejection.

Section 5.06. Development of Utilities. Landlord at its expense shall make telephone (not DSL), electric, gas, water, sewer and storm drainage, heating, ventilating and air conditioning services and connections available to the Leased Property, if not already available.

Section 5.07. Landlord's Obligation to Construct Improvements. In strict accordance with plans, specifications and schedules provided by Tenant and Schedules of completion prepared by Landlord (the "Plans"), Landlord shall construct all leasehold and other improvements (other than the work described in Exhibit "D") in connection with the provisions of Exhibit C entitled "Landlord's Work" and "Tenant Improvements"(the "Improvements").

Landlord shall perform the Work expeditiously, in strict compliance with the Plans, in a good and workmanlike manner and of first-class quality, and in accordance with all the provisions of this lease.

Section 5.08. Substantial Completion of Improvements. Tenant and Landlord acknowledge that Plans and specifications may not be in final form and may be modified. Both parties agree to work expeditiously to move forward to complete the work in accordance with plans and specifications.

Landlord and Tenant further agree to conduct periodic reviews of work and completion status.

Landlord shall complete work within 90 days of receipt of all required permits and approvals provided Tenant or Tenant's agents specifications or changes do not delay construction schedule, in which case, Landlord will use due diligence to complete work as soon as possible but will not be liable to complete work within 90 days.

ARTICLE VI OWNERSHIP OF IMPROVEMENTS

Section 6.01. Tenant's Ownership of Improvements During Term. The Improvements which the Tenant constructs upon the Leased Property from time to time are and shall be fixtures to the Leased Property and until the expiration or earlier termination of this Lease, shall be the separate property of Tenant, and not of Landlord, subject to and governed by all of the provisions of this Lease. Tenant shall be entitled to deduct all depreciation for the Improvements, and any additions, changes or alterations thereto. Tenant's title to the Improvements (other than Tenant's trade fixtures and equipment) shall cease with the expiration or earlier termination of this Lease as provided in Section 6.02.

Section 6.02. Landlord's Ownership of Improvements After Term. Upon the expiration or earlier termination of this Lease, the Improvements (other than Tenant's trade fixtures and equipment) shall become the property of Landlord without further act.

ARTICLE VII REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Landlord Repairs. If at any time during the term of this Lease any repairs or changes to the exterior of the Building, to the roof, to the water, sewer and utility lines, conduits, ducts and facilities located outside the Leased Property but serving the Leased Property, or any structural work (whether interior or exterior and including without limitation the foundations, supporting columns, structural portions of floors and floor slabs, load bearing walls and roof structure), non-routine repairs and replacements to major components of the heating, ventilating and air conditioning units and equipment, or any repairs and changes resulting from the negligence of Landlord or its employees or agents or any breach by Landlord of the provisions of this Lease, shall become necessary or shall be required by any law, now or hereafter in force, or other governmental authority unless such repairs or changes are required as a result of Tenant's specific use of the premises such as trade or equipment regulations, Landlord agrees (unless the necessity for such repairs or changes all have resulted from the negligence of Tenant or its agents or employees, or Tenant's failure to perform routine preventive maintenance to the systems serving the Leased Property), at Landlord's own cost and expense, to make the same promptly upon notice from Tenant.

Landlord agrees to make all repairs to HVAC units and equipment in excess of $1,000 in the aggregate per year.

Section 7.02. Tenant Repairs. Tenant shall do such maintenance and make such non-structural repairs to the Leased Property including the plate glass thereof and routine repairs to the heating, ventilating and air conditioning system and equipment not to exceed $1,000 per year and shall maintain a maintenance contract (to include routine semi-annual maintenance), as are necessary to maintain the same in good order and condition. If an HVAC unit is replaced, tenant shall benefit from all applicable warranties and shall otherwise be responsible for all of its maintenance and repairs. Tenant shall also provide routine maintenance and parts replacement to the electrical and plumbing systems at the Leased Property. Tenant shall be solely responsible for maintaining and repairing its leasehold improvements, as well as all trade fixtures and equipment which Tenant installed at the Leased Property.

Section 7.03. Alterations, Improvements and Additions. Upon completion of the construction of the Improvements under Article V, Tenant shall not make any alterations, improvements or additions to the Leased Property or the Improvements (collectively "alterations") without the prior written consent of Landlord unless costing less than $5,000; provided, however, that the prior written consent of Landlord shall not be required for nonstructural interior alterations. Tenant's request to Landlord for permission to make alterations shall be accompanied by detailed plans and specifications, estimated costs and the identity of the contractors which shall perform the work. Any alterations permitted by Landlord shall be at least equal in quality and class to the original work and shall be consistent with permitted uses of the Leased Property and Improvements as provided in Article V, and consistent with the quality equivalent to that of similar office buildings located in the Albany, New York region.

ARTICLE VIII TAXES; BUILDING AND COMMON AREA CHARGES

Section 8.01. Real Estate Taxes. "Real Estate Taxes" shall mean all real estate taxes and assessments, extraordinary as well as ordinary, levied or assessed by the lawful taxing authorities upon the Building and the Property during the term of this Lease, and in addition thereto, all other payments in the nature of Real Estate Taxes, including, without limitation, payments in lieu of taxes. Landlord must pay the Real Estate Taxes affecting the Building and the Property, and it may contest such taxes by appropriate proceedings under the laws of the State of New York but nothing herein shall excuse Tenant from its obligation to timely pay to Landlord its share of the taxes as set forth below. Landlord shall pay all real estate taxes and charges which shall be assessed during the lease term as they become due.

Section 8.02. Tenant Pro-Rata Share of Taxes:

A. Tenant agrees to pay as additional rent its proportionate share of all Real Estate Taxes which may be levied or assessed against the Building and the Property by any lawful authority for the period of the term of this Lease. Tenant's proportionate share shall be equal to the product obtained by multiplying the amount of such Real Estate Taxes by a fraction, the numerator of which shall be the number of gross leaseable square feet of floor area in the Leased Property and the denominator of which shall be the total number of gross leaseable square feet of leaseable floor area in the Building.

B. Tenant's proportionate share of the Real Estate Taxes shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, provided that in the event Landlord is required under a mortgage covering the Building and the Premises to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly due from Tenant hereunder. Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the Real Estate Taxes. If the total amount paid by Tenant under this article during any calendar year shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the deficiency within thirty (30) days after demand therefore by Landlord, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such amount due from Tenant for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Lease. For the calendar years in which this Lease begins and terminates, the provisions of this Article shall apply and Tenant's liability for its proportionate share of any taxes and assessments for any such year shall be subject to a pro-rata adjustment based on the number of days of any such year during which the term of this Lease is in effect.

Section 8.03. Tax Contests. Landlord or tenant may contest by appropriate proceedings the validity or amount of the assessed valuation or of the Real Estate Taxes for any tax year (such proceedings being hereinafter called "Tax Contest"). If Landlord shall obtain a remission or refund of all or any part of the Real Estate Taxes for any tax year for which Tenant's pro-rata share shall have been paid or be payable, Landlord shall promptly refund to Tenant or credit Tenant with a proportionate share to be calculated after deduction of any and all of the actual costs and expenses and attorneys' fees incurred in obtaining such remission or refund.

Section 8.04. Common Area. The term "Common Area" shall mean all those portions of the Building and the Property which are intended for the common use and enjoyment of the Landlord, Tenant and all other tenants of the Building and the Property and their respective employees, agents, customers, invitees, deliverymen, subtenants, assigns, concessionaires and licensees, including but not limited to parking areas, roads, streets, entrances, exits, drives, tunnels, passageways, landscaped areas, exterior ramps, walks and arcades, stairways, enclosed corridors and rest rooms.

Section 8.05. Grant of Non-Exclusive Use. Landlord hereby gives and grants to Tenant during the term of the Lease, for the benefit of Tenant and Tenant's subtenants, licensees and concessionaires, and deliverymen, the non-exclusive right to use of the Common Area, in common with Landlord and all other tenants and occupants of the Building and their respective employees, agents, assigns, customers, invitees and deliverymen.

Section 8.06. Landlord Obligations to Maintain and Repair. Landlord shall keep and maintain the Common Area in good condition and repair, including, but not limited to, repairing and replacing paving; keeping the Common Area properly policed, drained, free of snow, ice, water, rubbish and other obstructions, and in a neat, clean, orderly and sanitary condition; keeping the Common Area and such other areas suitably lighted during, and for appropriate periods before and after, Tenant's business hours, maintaining signs, markers, painted lines and other means and methods of pedestrian and vehicular traffic control; maintaining adequate roadways, entrances and exits; and maintaining any plantings and landscaped areas.

Section 8.07. Landlord's Rights in Common Area. With respect to the Common Area, Landlord shall have the right to:

(a) Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Area.

(b) Close temporarily any of the Common Area to the extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Area or the accrual of any rights of any person or of the public to the Common Area.

(c) Close temporarily any of the Common Area for maintenance purposes.

(d) To designate other property outside the boundaries of the Building or the Property to become part of the Common Area, or to subdivide, reduce, change or eliminate the same.

(e) Select a person affiliated or unaffiliated with Landlord to maintain and operate any of the Common Area if at any time Landlord determines that the best interests of the Building and the Property will be served by having any of the Common Area maintained and operated by that person. Landlord shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of time as Landlord deems reasonable and proper both as to service and as to cost.

(f) Make changes to the Common Area including, without limitation, changes in the location of driveways, entrances and exits, provided that such changes do not impair access to tenant's loading dock.

Section 8.08. Parking and Loading Areas. Except as otherwise expressly provided herein, the parking spaces in the Common Area shall be used for the parking of private automobiles of customers, licensees, subtenants and employees of the tenants of the Building (and for the temporary parking of delivery vehicles while servicing those tenants in the Building whose premises do not have service or delivery entrances) and the access, perimeter and through roads, streets and drives shall be used for pedestrians and vehicular traffic and for no other purpose. Landlord agrees to provide sufficient parking for all tenants' employees and guests.

Section 8.09. Proportionate Share of Common Area Costs. Tenant shall pay to Landlord an amount estimated by Landlord to be Tenant's proportionate share of Common Area costs in advance on the first day of each month commencing on the Commencement Date, or on the first day of the month following the month of the Commencement Date if the Commencement Date is a day other than the first day of a month, as the case may be, and continuing during the Term, subject to the annual adjustment provided below.

Tenant's proportional share of Common Area costs shall be the ratio of its useable square feet to total square feet in this instance the numerator is 15, 098 square feet and the denominator is 48, 229 square feet or 31% of the total Common Area costs. Common Area costs that cover a period not within the Term of this Lease shall be pro-rated.

Landlord can adjust the monthly Common Area charge at the end of each Lease Year on the basis of Landlord's reasonably anticipated costs for the following Lease Year.

Landlord shall furnish to Tenant a statement showing the total Common Area costs, Tenant's share of Common Area costs for the Lease Year, and the payments made by Tenant with respect to each Lease Year shall be made within thirty (30) days after the end of each Lease Year covering the Lease Year just ended.

See Exhibit F for estimated itemized common area expenses.

If Tenant's share of Common Area costs for the Lease Year exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments made during the Lease Year exceed Tenant's share of Common Area costs, the excess shall be applied against the next payment due to Landlord, except that if any unused excess exists at the expiration of the Term of this Lease, the sum of the unused excess shall be paid to Tenant.

Section 8.10. Common Area Defined. "Common Area costs" means the real property taxes and assessments and other taxes and assessments in the nature of real property taxes levied and assessed against the Common Area, or assessed against Landlord as a result of the Common Area, and all other charges in the nature of real property taxes including, but not limited to, payments in lieu of taxes (but only to the extent not included in Section 8.01 above,) sums expended by Landlord for the maintenance and operation of the Common Area, and all other costs for maintenance and operation of the Common Area which shall include, without limitation, costs of repainting, cleaning, sweeping, and other janitorial services, policing, purchase, construction and maintenance of refuse receptacles, planting and relandscaping, direction signs and other markers, lighting and other utilities, security services, insurance costs (to the extent not reimbursable under Article XIX below), reasonable depreciation allowance on improvements, machinery and equipment used in connection with the Common Area, premiums on public liability and property damage insurance and all other costs necessary in Landlord's judgment for the maintenance and operation of the Common Area, together with an administrative fee equal to fifteen (15%) percent of all Common Area costs.

Section 8.11. Utilities.

(a) In the event that the Leased Property shall be separately metered for utility service, then in such event Tenant shall pay and discharge punctually all sewer rents and charges for water, steam, heat, gas, hot water, chilled water, electricity, light and power and any and all other utility services furnished to the Leased Property which are separately metered for the Tenant's Leased Property.

(b) In the event that any of the foregoing utility services shall not be separately metered for the Tenant's use at the Leased Property, then in such event the Tenant shall reimburse the Landlord for Tenant's proportionate share of all utility costs and charges which are not separately metered to the Tenant's Leased Property. Reimbursement shall be made by Tenant within thirty (30) days after Tenant receives a copy of an invoice from Landlord for reimbursement for utility services. Tenant's proportionate share of any such utility services not separately metered shall be determined by the Landlord. Tenant's obligation to reimburse the Landlord for all such utility costs not separately metered shall be prorated for any partial year at the commencement and expiration of the term of this Lease.

ARTICLE IX CERTAIN PROHIBITIONS

Section 9.01. Prohibited Uses. Tenant shall not use or occupy, and shall not permit or suffer the Leased Property or any part thereof to be used or occupied for any business, use or purpose which in any manner:

(i) is in violation of any present or future laws applicable to Tenant or to the Leased Property:

(ii) would violate any Certificate of Occupancy affecting the Leased Property;

(iii) would make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or any other insurance;

(iv) would be likely to cause structural damage to the Building or any part thereof; or

(v) would constitute a public or private nuisance.

Tenant shall promptly after the discovery of any such prohibited use take all necessary steps to discontinue such use or compel its discontinuance.

Section 9.02. Obstructions. Tenant shall not obstruct or encumber the courts, stairways and corridors of the Building or the sidewalks and passageways adjacent thereto, nor shall Tenant use such places for any purpose other than ingress and egress and loading and unloading of materials to and from the Leased Property.

Section 9.03. Floor Load; Noise. Tenant shall not place a load upon any floor of the Leased Property which exceeds the load per square foot which such floor is then designed to carry or which exceeds the loads then allowed by law. All equipment installed and used by Tenant in the Leased Property shall be properly placed, equipped, installed, and maintained by Tenant at Tenant's own cost and expense in appropriate settings so as to eliminate the transmission of noise, vibration and electrical, or other interference from the Leased Property to any other area of the Building.

ARTICLE X NON-ABATEMENT

Section 10.01. Rent Not to Abate except as set forth in Section 3.03. Tenant's obligation to pay rent (whether Base Rent or Additional Rent) under this Lease shall not be affected by, nor shall the rent abate or be diminished, reduced, rebated or refunded on account of any want of repair, destruction or damage to the Leased Property or the Improvements, regardless of the cause or extent of them, or for any inconvenience, discomfort, interruption of business or otherwise arising from the making of alterations, changes, additions or repairs to the Leased Property or the Improvements, or because of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations, or for any other cause or reason. Tenant waives the provisions of any statute or rule of law now or hereafter in effect contrary to this Section.

ARTICLE XI REQUIREMENTS OF PUBLIC AUTHORITY

Section 11.01. Compliance by Tenant and Landlord.

    Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all federal, state, county, city, and town governments and of all other governmental authorities, departments, boards and officers, and all orders, rules and regulations of the National and New York Boards of Fire Underwriters or any other body or bodies which may exercise similar functions, foreseen and unforeseen, ordinary and extraordinary, applicable to the Tenant's use of Leased Property or the Improvements or any part of them or to their use, whether in force at the commencement of the term of this Lease or passed, enacted or directed in the future, , and whether or not compliance shall require structural changes (collectively in this Article "the requirements"). Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including counsel fees (collectively "the costs"), that may in any manner arise from or be imposed because of the failure of Tenant to comply with this Article and shall indemnify, hold harmless and defend Landlord of and from all such costs.

(b) Tenant shall comply with the requirements of all policies of public liability, fire and all other policies of insurance in force with respect to the Leased Property and the Improvements.

Section 11.02. Challenge of Validity. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings ("the proceedings"), diligently conducted in good faith, in the name of Tenant, and, if Landlord consents in writing, in the name of Landlord, or both, if necessary, without cost or expense to Landlord, the validity or application of the requirements. If compliance with the requirements may be delayed during the proceedings without the incurrence of any lien, charge or liability of any kind against the Leased Property or the Improvements and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure to comply with them, Tenant may delay compliance with them until the final determination of the proceedings.

ARTICLE XII COVENANT AGAINST LIENS

Section 12.01. Tenant's Obligation to Discharge. Tenant shall not create or permit to be created and shall promptly discharge, any mechanic's laborer's, or materialman's lien, encumbrance or charge upon the Leased Property, the Improvements, or any part of either that occurs as the result of tenant's conduct (a "Lien").

Section 12.02. Landlord's Rights to Discharge. If any lien included in Section 12.01 shall be filed against the Leased Property, the Improvements, or any part of either, Tenant, at its own cost and expense, within thirty (30) days after the filing of the lien, shall discharge it of record or post a bond satisfactory to Landlord to assure its discharge. If Tenant fails to discharge or bond the lien with in thirty (30) days after its filing, Landlord, in addition to any other right or remedy it may have, and without waiving its right to declare a default, may discharge the lien of record or post a bond to assure its discharge. Any amounts paid by Landlord in the discharge or bonding of the lien, including, but not limited to, penalties, interest, costs, allowances and reasonable attorney's fees, together with interest at a rate per annum which is the highest legal rate permitted by law, shall constitute additional rent under this Lease and shall be paid by Tenant to Landlord on demand.

Section 12.03. No Implied Consent of Landlord. Nothing in this Lease shall be construed as the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any improvement, alteration or repair of the Leased Property, the Improvements, or any part of either.

ARTICLE XIII ENTRY ON LEASED PROPERTY BY LANDLORD; CURING DEFAULTS

Section 13.01. Entry. Tenant shall permit Landlord and its authorized representatives to enter the Leased Property and the Improvements at all reasonable times and on reasonable notice (except in the event of an emergency) for the purposes of (a) inspecting them, (b) inspecting them to obtain readings from utility meters, or (c) making any necessary repairs or performing any other work that may be necessary because of Tenant's failure to make repairs or perform other work after written notice from Landlord, or without notice in case of emergency. Landlord's right of entry shall not imply any duty on its part to perform any repairs or work and shall not constitute a waiver of any default of Tenant. Furthermore, Landlord shall have a non-exclusive easement if ingress, egress and access for pedestrian and vehicular traffic over all paths, roadways, streets, sidewalks and the like located in the Building or at the Property for all purposes in connection with the operation of the Building and the Property.

Section 13.02. Showing Improvements. Landlord shall have the right to enter the Leased Property and the Improvements at all reasonable times during usual business hours at any time for the purpose of showing them to prospective tenants and/or purchasers. Landlord shall provide reasonable notice before entering the Leased Property and the Improvements.

Section 13.03. Landlord's Right to Cure Tenant Defaults. If, at any time, Tenant is in default in the payment of any imposition, insurance premium, any installment of principal or interest or any other sum due under any present or future borrowing of Tenant related to the financing of the leasehold improvements or any of the equipment or other fixtures or items of personal property located at the Leased Property, or any other amount required to be paid by Tenant, or in the performance of any other act to be performed by Tenant, Landlord, in addition to evoking all other remedies for any such default, but without having any obligation to do so, may pay Tenant's obligations, or, after giving Tenant thirty (30) days prior written notice, perform Tenant's acts, in the manner and to the extent Landlord deems desirable, and may pay all incidental expenses related thereto. All such payments by Landlord shall constitute additional rent payable on demand. Failure to make any such payments on demand shall constitute a new default by Tenant and Landlord shall have the same rights and remedies as in the case of default by Tenant under the provisions of Article XXIV.

ARTICLE XIV ASSIGNMENT AND SUBLETTING

Section 14.01. Consent Required.

(a) Tenant may, with the prior written consent of Landlord, which, subject to the provisions of subparagraph (b) below, shall not be unreasonably withheld or delayed, assign this Lease or sublet the whole or any part of the Leased Property or the Improvements thereon. For purposes of this paragraph (a), an assignment shall include any transfer of this Lease, whether voluntary or involuntary or by operation of law, including any merger or consolidation of Tenant and any transfer, sale, assignment, pledge, or other encumbrance, whether voluntary or involuntary or by operation of law, of more than twenty percent (20%) of the authorized and issued capital stock, membership or partnership interest, as applicable, of Tenant, except transfer upon death or intervivos among the shareholders, members and/or partners of Tenant.

(b) Any assignment or subletting consented to by Landlord shall be upon the following conditions plus such other conditions as Landlord shall determine, in its reasonable discretion:

(i) The use of the Leased Property and Improvements by the subtenant or assignee shall comply with the use restrictions contained in Article IV;

(ii) Tenant shall not be in default under this Lease;

(iii) The assignee, in a document satisfactory to Landlord and in recordable form, shall agree to faithfully perform and be bound by all of the terms, conditions, covenants, provisions and agreements of this Lease;

(iv) Any sublease or assignment of lease shall provide that it is subject to the terms and conditions of this Lease and may, at Landlord's option, require the sublessee to attorn to Landlord;

(v) Neither the Assignment nor any sublease nor Landlord's consent to either, shall release or discharge Tenant from any liability, past or future, under the Lease;

(vi) Tenant shall remain fully liable under this Lease upon notice in accordance with this Lease from Landlord of any default under this Lease;

(vii) Landlord's consent to any assignment or sublease shall not constitute or be deemed its consent, nor constitute a waiver of the requirement of its consent, to any subsequent assignment or sublease.

(c) Tenant shall not assign any of its rights under this Lease separate from any permitted assignment.

ARTICLE XV HOLDING OVER

Section 15.01. Upon the expiration or other termination of the term of this Lease, the Tenant shall quit and surrender to the Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear excepted, and the Tenant shall remove all its property, including, but not limited to, Tenant's Property. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and a half (1.5) times the Basic Rent plus Additional Rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

ARTICLE XVI REMOVAL OF PERSONAL PROPERTY

Section 16.01. Personal Property. Tenant shall immediately remove all personal property of Tenant remaining upon the Leased Property or Improvements at the expiration or earlier termination of this Lease. Any personal property of Tenant remaining upon the Leased Property or Improvements after the expiration or earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as its property, or be disposed of, without accountability, by Landlord in such manner as it deems appropriate. Tenant shall be responsible to Landlord for any cost or expense incurred by Landlord in disposing of Tenant's personal property remaining on the Leased Property or Improvements after the expiration or earlier termination of this Lease.

Section 16.02. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE XVII SIGNS

Section 17.01. Tenant shall not install or replace, nor permit the installation or replacement by others, of any signs or advertising matter in, upon or over the Leased Property or the Improvements without the prior written consent of Landlord, which will not be unreasonably withheld. If Landlord consents to the installation and replacement of any such signs, Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and shall obtain all necessary approvals prior to the installation or replacement of any sign or other advertising matter permitted by Landlord, all of which shall be performed at the sole cost and expense of Tenant.

ARTICLE XVIII INDEMNITY; ENVIRONMENTAL COVENANT

Section 18.01. Tenant's Indemnification of Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, fees of architects, engineers and attorneys, which may be imposed upon, incurred by or asserted against Landlord because of any of the following ("the claims"):

(i) Any work or thing done in, on or about the Leased Property or the Improvements by Tenant or its agent or contractors;

(ii) Any use, non-use, possession, occupation, condition, operation, maintenance or management of the Leased Property or the Improvements or any part of either, by Tenant, its agents, guests and invitees;

(iii) Any act or Omission of Tenant or any of its agents, concessionaires, contractors, servants, employees, subtenants, or invitees;

(iv) Any accident, injury or death to any person or damage to any property occurring in, on or about the Leased Property or the Improvements, or any adjacent sidewalk, curb, passageway or space as a result of the act or default of Tenant, its agents, guests or invitees; or

(v) Any failure by Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations in this Lease.

If any action or proceeding is brought against Landlord because of any one or more of the foregoing claims, Tenant, at its sole cost and expense, upon written notice from Landlord, shall defend that action or proceeding by competent counsel acceptable to Landlord. Landlord may be entitled to defend that action or proceeding by its own counsel and Tenant shall be required to indemnify Landlord for all costs and expenses incurred by Landlord for investigation and defense of such action or proceeding upon demand therefor by Landlord to Tenant including evidence of such costs and expenses.

Section 18.02. Environmental Covenants. Tenant agrees that Tenant, its agents, servants, employees, licensees, contractors and concessionaires shall not use, manufacture, store or dispose of any flammable explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials or other similar substances (collectively "Hazardous Materials") on, under or about the Leased Property in violation of law. Without limiting the above, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including, without limitation, attorneys' fees and costs arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials in violation of law by Tenant, its agent, servants, employees, licensees, contractors or concessionaires on, under or about the Leased Property including, without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith. The indemnity obligations of Tenant under this section shall survive any termination of this Lease.

ARTICLE XIX INSURANCE

Section 19.01. Landlord's Obligations. Throughout the term of this Lease, Landlord covenants and agrees to maintain and to keep in force, at Landlord's own cost and expense, in respect of the Leased Property and all other buildings and improvements within the Property, fire insurance with extended coverage for not less than 80% of the full insurable value thereof or such other, higher or different limits of coverage as Landlord shall from time to time carry. Tenant shall reimburse Landlord for Tenant's proportionate share of the premiums paid by Landlord for maintaining insurance required by this paragraph. Reimbursement shall be made by Tenant in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, provided that in the event Landlord is required under a mortgage covering the Building and the Premises to escrow insurance premiums, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly amount due from Tenant hereunder. Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the insurance premiums. If the total amount paid by Tenant under this article during any calendar year shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the deficiency within thirty (30) days after demand therefore by Landlord, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such amount due from Tenant for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Lease. For the calendar years in which this Lease begins and terminates, the provisions of this Article shall apply and Tenant's liability for its proportionate share of any insurance premiums for any such year shall be subject to a pro-rata adjustment based on the number of days of any such year during which the term of this Lease is in effect. Tenant's proportionate share of the insurance premiums shall be the ratio of the total premium that the total number of gross leaseable square feet in the Leased Property bears to the total number of gross leaseable square feet in the Building.

Section 19.02. Tenant Obligations. From and after the Commencement Date and throughout the term of this Lease, Tenant shall maintain and keep in force, at Tenant's own cost and expense, Comprehensive General Liability insurance naming Landlord as an additional insured with respect to occurrences on the Lease Property (including builders risk coverage throughout the making of any alterations, additions or construction at the Leased Property by Tenant or its designee), in amounts not less than $1,000,000 for personal and bodily injury to anyone person, $1,000,000 for personal and bodily injury to all persons in any one occurrence, and $500,000 for damage to property; and Tenant shall indemnify Landlord from, and hold Landlord harmless against, any and all claims for personal injury, wrongful death and property damage occurring on the Leased Property or resulting from any acts, omissions or negligence of Tenant, its agents or employees, unless such injury, death or damage results from the acts, omissions or negligence of Landlord, its agents, employees or contractors, from structural defects of the Leased Property or from any failure of Landlord to perform any of its obligations under this Lease.

Landlord may also require Tenant to carry such other types of insurance as may be necessary or desirable in Landlord's determination in order to insure and protect Landlord and Tenant against specific risks of loss related to the Tenant's specific use of the Leased Property, all of which shall be provided in such amounts as Landlord shall determine at the sole cost of Tenant.

In the event that the permitted uses carried on by the Tenant at the Leased Property shall result in an increase in the premiums payable by the Landlord for the insurance required to be carried by the Landlord by this Article, or otherwise under this Lease, then in such event Tenant shall, upon written notice from the Landlord, promptly pay the amount of such increased premiums attributable to the Tenant's uses and operations at the Premises.

Section 19.03. Policies. Upon request, Landlord or Tenant shall deliver to the other policies or certificate of all insurance policies required under this Lease, and shall thereafter deliver to the other renewal policies or certificates at least twenty (20) days to the expiration of any existing policy. Either Landlord or Tenant shall have the right to provide any insurance required to be carried by it hereunder blanket policies.

Section 19.04. Waiver of Subrogation. Every policy of fire insurance with extended coverage and every policy insuring any economic loss resulting from any risks covered by either of the aforementioned policies, carried by either party with respect to the Leased Property and all other buildings and improvements, whether or not required hereby to be carried, which insures the interest of one party only, shall (if it can be so written and either does not result in additional premium or the other party agrees to pay upon demand any additional premium resulting) include provisions denying to the insurer acquisition by subrogation of rights of recovery against the other and their officers, employees and agents (and their respective parent and subsidiary corporation) to the extent such rights have been waived by the insured prior to the occurrence of damage or loss. Each party, to the extent permitted by the applicable policy, hereby waives any rights of recover against the other and their subsidiary corporations) for any direct damage or consequential loss normally covered by standard policies of fire insurance with extended coverage, boiler and machinery insurance policies and any policies insuring any economic loss resulting from any risks covered by either of the aforementioned policies, against which such party is protected by insurance or has elected to be self-insured against, to the extent of the proceeds paid under such policies and the amount of any self-insurance, whether or not such damage or loss shall have been caused by any acts or omissions of the other party.

Section 19.05. Notice of Cancellation. The policies and certificates evidencing the policies shall provide for thirty (30) days prior written notice to Landlord of any cancellation, reduction in amount or material change in coverage.

Section 19.06. Responsibility of Tenant During Construction. Prior to commencement of the construction required under Article V, Tenant at its own expense shall obtain, furnish to Landlord, and maintain through completion of construction the following policies of insurance in form acceptable to Landlord, or have tenant's subcontractors maintain the following in conjunction with the work performed in accordance with Exhibit "D";

(i) Worker's compensation insurance, disability benefits insurance and all other insurance Tenant is required by law to provide covering loss resulting from injury, sickness, disability or death of all persons employed by Tenant or by Tenant's contractors, subcontractors, or agents;

(ii) Contractor's Public Liability and Property Damage Insurance and Vehicle Liability Insurance with limits of at least $1,000,000 for personal injury or death to any one or more persons in any one accident and $1,000,000 for property damage, which shall insure the activities of Tenant and Tenant's contractors, subcontractors and agents, including full underground coverage;

(iii) Contractual Coverage Insurance providing protection for Tenant and Tenant's contractors, subcontractors and agents against damage claims that may arise from operations under this Lease, with limits of at least $1,000,000;

(iv) An all-risk Builders' Risk Insurance, fire and extended Coverage, on a 100% completed value basis on the Improvements.

Section 19.07. Certificates of Insurance. All insurance coverage required during the period of construction by Section 19.06 of this Lease shall be evidenced by certificates of insurance furnished by Tenant to Landlord, which certificates shall also state that the insurance carrier will give Landlord at least ten (10) days prior written notice of cancellation or of any material change in coverage.

Section 19.08. Quality of Insurance. All insurance required to be carried by Tenant by this Article XIX shall be issued by a company classified in the most recent edition of Best's Insurance Guide as a minimum Class XII as to financial rating and A+

as to policyholder rating, or if not of such class or rating, then any policy of insurance shall be subject to Landlord's approval, which shall not be unreasonably withheld.

ARTICLE XX EMINENT DOMAIN

Section 20.01. Total Condemnation. If the whole of the Leased Property or the Building in which the Leased Property is located shall be taken or condemned by eminent domain for any public or quasi-public use or purpose, or shall be taken by purchase in lieu of such condemnation or exercise of eminent domain, then the term of this Lease shall cease and terminate as of the date of such taking or condemnation or as the date on which Tenant is deprived of possession, whichever occurs first. Tenant shall continue to pay the Base Rent and all additional rent in the same amounts as herein provided until such time as the Tenant is required to surrender possession of the Leased Property as a consequence of such taking or condemnation.

Section 20.02. Partial Condemnation. If only part of the Leased Property or the Building in which the Leased Property is located shall be taken or condemned, and in the further event that the Landlord shall determine not to restore the remainder of the Leased Property or the Building so taken or condemned, then the Landlord shall have the right, at its election, to terminate and cancel this Lease as of the date of such taking or condemnation, or as of the date the Tenant is deprived of possession, whichever occurs first, exercisable not later than ninety (90) days following the date of the taking of possession, upon ten (10) days written notice given by the Landlord to the Tenant. Tenant shall continue to pay the Base Rent and all additional rent in the same amounts as herein provided until such time as the Tenant shall be required to surrender possession of the Leased Property or the portion thereof so taken. Notwithstanding the forgoing, if only part of the Leased Property shall be taken or condemned then the tenant shall have the right, at its election, to terminate and cancel this lease as of the date of such taking or condemnation provided that the remaining portion of the Leased Property after such taking is not reasonably adequate to accommodate Tenant's space needs to reasonably conduct its business following the taking.

Section 20.03. Restoration. If only a part of the Leased Property shall be so taken or condemned, and if the Landlord or tenant shall fail to exercise its right to cancel and terminate this Lease as provided in Section 20.02 above, then in such event the Landlord shall, at its own cost and expense, promptly after the Tenant surrenders possession of the part of the Leased Property taken or condemned, restore what remains of the Leased Property and of the Building of which the Leased Property is a part to as nearly as practicable the condition the same were in prior to the taking or condemnation, subject to the reduction in size, provided, however, that the Landlord's obligation to restore shall be limited in expenditure to the amount of the condemnation award received by the Landlord pursuant to such proceeding.

Section 20.04. Condemnation Award. In the event that the taking results in the termination of all or any portion of this Lease, the entire condemnation award, after deducting all expenses and costs, including attorneys' fees, shall be payable directly to the Landlord and the entire award shall be distributed to the Landlord in connection with such proceeding. Tenant shall have no claim in respect to the award or payment for the value of the unexpired term of its Lease, except that (i) Tenant may impose and prosecute in any such proceeding in respect of the taking, either independent of any claim of the Landlord, or, (ii) if only a single award is made for such taking, as a part of the Landlord's claim, claims for the reasonable value of the Tenant's trade fixtures and improvements, for damages in interruption or dislocation of its business, and for moving and remodeling expenses.

ARTICLE XXI DAMAGE OR DESTRUCTION

Section 21.01.

(a) In the event that, as a result of a casualty insured against by the Landlord under the standard form of fire insurance policy and extended coverage endorsement covered by it on the Building or the Leased Property are damaged without the fault of Tenant, so as to render the Leased Property untenantable in whole or in part, then the Tenant, if the Tenant in the exercise of its reasonable judgment determines that the Leased Property is no longer suitable for the conduct of its business, shall have the right to terminate the lease upon delivering written notice to that effect within thirty (30) days of the casualty. In the event that the Tenant does not terminate this Lease or fails to deliver the notice provided for above within the time period set forth above, then in such event the Landlord shall have the following options:

(i) If the Landlord shall determine to proceed to repair and rebuild the Building and/or the Leased Property, as the case may be, then this Lease shall continue in full force and effect until the Building or Leased Property have been repaired and rebuilt by the Landlord, provided, however, that during the period of repair and rebuilding, the Base Rent hereunder shall be abated in proportion to the area that has been rendered untenantable by the damage; or

(ii) In the event the Landlord shall determine not to rebuild the Building and/or the Leased Property, then Landlord may terminate this Lease effective as of the date of the damage which rendered the Building and/or Leased Property untenantable.

In the event that the Landlord shall determine to rebuild and repair the Building and/or the Leased Property, then Tenant shall promptly repair and rebuild the Improvements and replace its trade fixtures and equipment so that they shall be at least equal in quality and class to the original Work performed by Tenant under Article 5 of this Lease.

If this Lease shall be terminated for any reason, Landlord shall be entitled to all insurance proceeds payable to it by reason of the policy or policies carried by the Landlord, and Tenant shall be entitled to all insurance proceeds which it shall carry on its Improvements and its trade fixtures and equipment, and neither party shall have any right, title or claim in and to the insurance proceeds payable to the other.

ARTICLE XXII LATE CHARGES

Section 22.01. Past Due Rent. If Tenant shall fail to pay any rent when due and payable, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to five (5%) percent of the rent due. Rent is considered late if received 5 days after its due date. Nothing in this section shall limit Landlord's right and remedies under any other provision of this Lease.

ARTICLE XXIII TITLE PROVISIONS

Section 23.01. Quiet Enjoyment. Tenant, upon payment of the rent and the performance and observance of all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Leased Property during the term of this Lease, without hindrance or molestation by anyone properly claiming by, through or under Landlord.

Section 23.02. Landlord's Title. Landlord represents and warrants to Tenant that it has the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it.

Section 23.03 Subordination and Attornment

(a) Tenant recognizes that Landlord has or will finance the acquisition of the Building which the Leased Property is a part by mortgages or similar encumbrances upon the Building and the Property. This Lease Agreement shall be subject and subordinate to any mortgage given to secure the financing and other mortgage now or hereafter constituting a lien upon the Leased Property, and to all renewals, modifications, consolidations, replacements or extensions, thereof. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant agrees to execute, acknowledge and deliver such further instruments subordinating this Lease to such mortgage and future mortgages.

(b) In the event of the foreclosure of any mortgage, Tenant shall make full and complete attornment to lender for the balance of the term of this Lease, upon the same covenants and conditions as are contained herein, so as to establish direct privity of estate and contract between the lender and Tenant with the same force and effect as though this Lease Agreement were originally made directly between them. Tenant shall thereafter make all Rent payments directly to the lender.

(c) Except as set forth in Section 3.03, Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure. If Landlord commences and proceeds with due diligence to remedy a defect or to make any change required under this Lease, it shall not be in default. If the holder of any mortgage covering the Building shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have thirty (30) days after receipt of such second notice to cure such default before Tenant may take any action by reason of such default.

ARTICLE XXIV DEFAULT

Section 24.01. Events of Default. Any one or more of the following events shall constitute an event of default (an "event of default"):

(a) Tenant's failure (i) to pay Annual Base Rent when due and payable pursuant to Article III hereof, or (ii) to pay any Additional Rent when due and payable, and the continuation of the failure to pay such Additional Rent for twenty (20) days after notice from Landlord to Tenant, provided, however, that if any installment of rent shall be more than five (5) days overdue, a late charge of five percent (5%) shall be charged to Tenant on such;

(b) Tenant's failure to observe and perform any of the terms, covenants, conditions, limitations or agreements under this Lease on Tenant's part to be observed or performed (except the obligation to pay rent) and the continuation of the failure for a period of thirty (30) days after notice from Landlord to Tenant specifying the nature of the failure, provided, however, that if the nature of the failure is such that it cannot reasonably be cured within such thirty (30) day period and shall thereafter continue to diligently cure such failure which shall in all events be completed within ninety (90) days from the date of Landlord's notice;

(c) The use of the Leased Property for any purpose other than that stated in Article IV without the prior written consent of Landlord.

(d) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future federal, state or other bankruptcy or insolvency statute or law (collectively in this Article "insolvency laws"), or shall seek, consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidation of Tenant or of all or any substantial part of its properties or of the Leased Property or Improvements;

(e) The commencement of any action, case or proceeding ("proceeding") against Tenant seeking (i) any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any insolvency laws, or (ii) the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidation of Tenant or of all or substantially all of its properties or of the Leased Property or Improvements, and the proceedings shall continue undismissed for a period of thirty (30) days;

(f) If a federal or state tax lien is filed against Tenant affecting the Leased Property or Improvements and remains undischarged for more than sixty (60) days following written notice from Landlord to Tenant;

(g) If a final judgment for the payment of money in excess of $100,000 shall be rendered against Tenant and shall remain undischarged for a period of more than sixty (60) days following written notice from Landlord to Tenant.

Section 24.02. Remedies on Default.

(a) Upon any one or more events of default, Landlord may, at its option, at any time thereafter, give written notice to Tenant specifying the event or events of default and stating that this Lease and the term demised shall expire and terminate on the date specified in the notice, which shall be at least twenty days after the giving of the notice. Upon the date specified in the notice, this Lease and the term demised and all rights of Tenant under this Lease shall expire and terminate. The expiration or termination of this Lease by Landlord shall not relieve Tenant of its liability and obligations under this Lease, which shall survive.

(b) Upon termination of this Lease pursuant to this Section, Tenant shall quit and peacefully surrender the Leased Property and the Improvements to Landlord. Landlord, upon, or at any time after, the expiration or termination of this Lease, without additional notice and without prejudice to any other rights and remedies it shall have at law or in equity, may re-enter the Leased Property and Improvements, and remove from them Tenant, its agents, employees, servants, licensees, and subtenants and other persons, firms or corporations and all or any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or in equity, or by force or otherwise, without being liable to indictment, prosecution or damages for such action, and may repossess and have, hold and enjoy the Leased Property and the Improvements.

(c) Upon Landlord's termination of this Lease, re-entry of the Leased Property and Improvements or dispossession of Tenant by summary proceedings or otherwise;

(i) The rent shall become due and payable and be paid up to the time of termination, re-entry, or dispossession;

(ii) Landlord at any time and from time to time may relet the Leased Property and Improvements or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and on such conditions, including, without limitation, concessions of free rent and alterations of the Leased Property and Improvements, as Landlord in its sole discretion may determine, and Landlord may collect and receive all rents and income from them;

(iii) Notwithstanding any present or future law, statute, or judicial decision, Landlord shall not be responsible or liable for any failure or refusal to relet the Leased Property and Improvements or any part of them, or for any failure to collect any rent due upon any reletting of them;

(iv) Whether or not the Leased Property or Improvements or any part of them shall have been relet, Tenant, until the end of what would have been the term of this Lease in the absence of expiration or termination, shall be liable to and shall pay Landlord as and for liquidated and agreed current damages (the "current damages") for Tenant's default, the amount of all rent (including prepaid base rent, which Landlord shall retain) which would have been payable under this Lease by Tenant if it were still in effect, less the net proceeds of any reletting pursuant to the provisions of this Section, after deducting all Landlord's expenses in the reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, attorney's fees and expenses of preparation for reletting;

(v) Tenant shall pay the current damages to Landlord, and Landlord shall be entitled to recover them from Tenant, by separate action, actions or proceeds, at such time or times when rent would have been payable under this Lease if it were still in effect; and

(vi) In lieu of collecting the current damages, Landlord, at its option, shall be entitled to retain, as and for liquidated and agreed final damages for Tenant's default, the full amount of prepaid base rent and such other rent as Landlord shall have collected from Tenant.

(d) Nothing in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages an amount equal to the maximum allowed by any statute or rule of law in effect at the time those damages are to be proved, whether or not that amount is greater, equal to, or less than the amount provided by this Article.

Section 24.03. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord may enjoin the breach or threatened breach and may invoke any right and remedy allowed at law, in equity, by statute, or otherwise as though re-entry, summary proceedings, and the other remedies were not available under this Lease

Section 24.04. Each right and remedy under this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of anyone or more of these rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies Landlord may have.

Section 24.05. Landlord may, at its option, from time to time, commence actions to recover any rent, or liquidated damages, or other damages, and nothing in this Lease shall be deemed to require Landlord to await the date this Lease would have expired had there been no default by Tenant or no termination by Landlord.

ARTICLE XXV MISCELLANEOUS PROVISIONS

Section 25.01. Waivers. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy upon a breach of any of them, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of the breach or of the agreement, term, covenant or condition. No agreement, term, covenant or condition to be performed or complied with by Tenant, and no breach of any of them, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, and each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach.

Section 25.02. No Representation of Condition. No representation, statement, or warranty, express or implied, has been made by Landlord as to the condition of the Leased Property, or their permitted use under applicable zoning, building, land use and similar laws, ordinances and regulations ("use regulations"). Tenant assumes all responsibility for compliance with the use regulations, and Landlord shall have no liability or responsibility for any defect in the Leased Property or for any limitations upon the use of the Leased Property.

Section 25.03. Consent. Unless otherwise specifically provided in the Lease, wherever this Lease requires the consent of Landlord, such consent may be withheld for any reason or no reason, in Landlord's sole discretion.

Section 25.04. Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, impossibility of procuring materials, governmental orders which prevent the construction or development of the Improvements, riots, insurrection, or war for the purpose of prosecuting Landlord or Tenant's work hereunder ("force majeure"), performance of that act shall be excused for the period of the delay (but not exceeding two years) and the period for the performance of the act shall be extended for a period equivalent to the excusable period of the delay (not exceeding two years), provided the party delayed shall give the other party written notice and full particulars of the force majeure within a reasonable time after the event occurs. The provisions of this Article shall not excuse Tenant from the prompt payment of rent under this Lease.

Section 25.05. Notice. Every notice, request, demand, consent, approval, objection, document or other communication authorized or required by this Lease shall not be effective unless it is in writing, sent postage prepaid by United States registered or certified mail, return receipt requested, or by nationally recognized overnight courier, to the other party at the following address:

To Landlord: Kingfisher, LLC

137 North Street

Pittsfield, MA 01201

With a copy to: Herzog, Engstrom & Koplovitz, P.C.

Harry V.B. Miller, Esq.

7 Southwoods Boulevard

Albany, NY 12211

To Tenant: Mechanical Technology, Inc.

431 New Karner Road

Albany, NY 12205

With a copy to:

or to such other address as either party may designate by notice given from time to time in accordance with this Section. Notices shall be effective upon mailing except in the case of a notice to change an address, which shall be effective upon receipt by the other party.

Section 25.06. Certificates. Either party shall, without charge, within ten (10) days after written request of the other, certify, by written instrument duly executed and acknowledged, to any mortgagee, purchaser, or proposed mortgagee or purchaser, or to any other person, firm or corporation specified in the request, the following matters:

(a) that this Lease has not been amended, or if it has, the substance of the amendment;

(b) whether the Lease is in full force and effect;

(c) the existence of any default, set-off, counterclaimer defense on the part of the other party;

(d) the commencement and expiration dates of this Lease;

(e) the dates to which rent has been paid; and

(f) any other matters that may reasonably be requested.

The certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom by the terms of the certificate it may be exhibited or delivered, and the contents of the certificate shall be binding on the party which executed it. Tenant hereby constitutes Landlord as true and lawful attorney-in-fact coupled with an interest for the purpose of executing any such certificate called for by this Section 25.07 which the Tenant has failed or refused to deliver within the time frame set forth herein. Any certificate so executed by Landlord as attorney-in-fact for the Tenant may be relied upon by party with the same full force and effect as if it had been executed by the Tenant as provided for herein.

Section 25.07. Governing Law. This Lease and the performance of it shall be governed, interpreted, construed and regulated by the laws of the State of New York without regard to principles of conflicts of laws.

Section 25.08. Partial Invalidity. If any term, covenant, condition or provision of this Lease, or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 25.09. Memorandum of Lease. The parties will, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of Lease, setting forth a description of the Leased Property, the terms of this Lease and any other portions of the Lease, except the rental provisions, as either party may request. Tenant will pay all costs of recordation of any memorandum of sublease.

Section 25.10. Interpretation. Wherever the singular number is used in this Lease the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 25.11. Binding Effect. Except as expressly provided otherwise in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators and assigns.

Section 25.12. No Oral Modification. All prior understandings and agreements between the parties are merged within this agreement, which alone fully and completely sets forth the understanding of the parties. Tenant is not relying on any representation or agreement other than those set forth in this Lease. This Lease may not be changed or terminated orally or in any manner other than by a written agreement signed by the party against whom enforcement is sought.

Section 25.13 Headings. The headings of the Articles and Sections of this Lease are for convenience and reference only and do not define, limit or describe the intent of this Lease or in any way affect this Lease or the interpretation of it.

Section 25.14. No Broker. The parties warrant and represent to each other that no real estate broker or agent was instrumental or in any way responsible in bringing about this Lease other than CB Richard Ellis Robert Cohn, both Landlord's broker and tenant's broker. Each party agrees to indemnify and hold the other party harmless against any claim, suit, liability, loss or expense, including attorneys' fees, arising out of the breach of this warranty and representation.

Section 25.15. Limitation of Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Building and the Property, and subject to the prior rights of any mortgagee of such Property and the Building and subject to Landlord's rights under a leasehold interest of said Property or Building or par thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

Section 25.16. If Tenant shall abandon or vacate the Leased Property or Improvements for 90 days or more, landlord shall have right to terminate the lease.

Section 25.17. Lease Renewal. Provided that Tenant is not in default, Tenant shall have the option to renew this lease for a further term of five (5) years upon six (6) months prior written notice at a rate of $12.50 per square foot.

Section 25.18. Advise on Interest. Landlord hereby agrees to advise Tenant of any party's substantial interest in leasing the 6,000 square feet of space located in the south section of Building "A". This in no way binds the Landlord to grant Tenant the right of first refusal on this space.

Section 25.19. Landlord agrees not to rent any space at 431 New Karner Road to any researcher, manufacturer or developer of fuel cells, provided tenant is still conducting this type of business on the premises.

KINGFISHER, LLC

By: /s/ Edward L. Hoe, Jr.,Manager___________________________________

Edward L. Hoe, Jr., Manager

Mechanical Technology Incorporated

By: /s/ Cynthia A. Scheuer _

Cynthia A. Scheuer, Vice President and CFO

EXHIBIT "A"

Demised

Premises

EXHIBIT "B"

431 New Karner Road

Site Plan

EXHIBIT "C"

IMPROVEMENTS

431 New Karner Road

Work Letter

Landlord's Work

Landlord agrees to provide the following work, at is sole expense, as described below:

  Provide and install double door by women's bathroom (as per J. Paul Vosburgh, Architect specifications), complete wall to demise Premise, and all other work necessary to demise Premises.

  Provide separate electric and gas meters.

  Ensure HVAC with existing ductwork and existing systems functions to properly condition Tenant's space as currently configured with addition of the following: 1) air conditioning will be supplied to lab area, 2) additional heat will be supplied to front area, if necessary, 3) fresh air, exclusive of lab use, will be provided, and 4) Landlord will repair existing ductwork as necessary, and install ductwork and diffusers to existing offices which currently have no ductwork or diffusers. Any other changes, upgrades, extensions and replacements will be considered Tenant Improvements. Remove tanks, cables, etc. in ceilings, leave CAT5 cable.

  Perform the work necessary to obtain a Certificate of Occupancy for the Premises exclusive of any additional requirements specific to Tenant's use, which would be Tenant Improvements.

  Remove rotted hollow metal doors at test cells and replace with new doors.

Tenant Improvements

Landlord agrees to fit-up premises substantially as per drawing and specifications provided by J. Paul Vosburgh, Architect and included in scope of work by Construction Clerk Services. Landlord will pay for first $191,077.31 of improvements and at Tenant's option, as per Section 3.02, to pay for up to an additional $50,000. Tenant agrees to pay all costs above Landlord payments. Landlord and Tenant agree the plans and specifications are not in final form. Landlord and Tenant agree to exercise due diligence to finalize plans and specifications. Both parties must agree to final plans and specifications prior to commencement of construction.

The final plans and specifications will be attached to an amended lease as Exhibit E.

EXHIBIT "D"

OUTLINE SPECIFICATIONS OF TENANT'S WORK

A. Installation of telephone, data and security systems.

EXHIBIT "E"

Final Plans

And Specifications

EXHIBIT "F"

Estimated

Common Area Expenses

RE: LEASE OF 433 NEW KARNER ROAD BY MECHANICAL TECHNOLOGY, INC. ("Tenant") FROM KINGFISHER, LLC ("Landlord")

Landlord agrees to obtain a separate certificate of occupancy for the 1,872 sq. feet of laboratory space in Building A, located at 433 New Karner Road, Colonie, NY ("Property"). Landlord agrees to permit Tenant to occupy the Property on or before April 11, 2001 at a monthly rental rate of $1,521. Upon commencement of Tenant's occupancy of the full office and laboratory space at 433 New Karner Rd, as described in the lease dated as of April 2, 2001 between Tenant and Landlord, all rental payments regarding the Property shall cease.

All other terms and conditions of the lease shall apply during this initial occupancy period.

Agreed to this 2nd day of April, 2001.

/s/ Edward L. Hoe, Jr., Manager

Landlord

Kingfisher, LLC

By: Edward L. Hoe

Its: Manager

/s/Cynthia A. Scheuer

Tenant

Mechanical Technology Inc.

By: Cynthia A. Scheuer

Its: Vice President and CFO